EXHIBIT 23(b)




                    CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use and incorporation by reference in this Form S-8 Registration Statement for Shoreline Financial Corporation's Stock Incentive Plan of 1996, our report, dated February 7, 1996, on the consolidated financial statements of Shoreline Financial Corporation which appears on page 34 of Shoreline Financial Corporation's Annual Report to Shareholders for the year ended December 31, 1995, which is incorporated by reference in Shoreline Financial Corporation's Form 10-K for the year ended December 31, 1995.


                              /s/ Crowe, Chizek and Company LLP

                              Crowe, Chizek and Company LLP

South Bend, Indiana
August 2, 1996